UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017
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Bristow Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31617 (Commission File Number)	72-0679819 (IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant's telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE
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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by Bristow Group Inc. (the “Company”) on August 4, 2017 (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission to report the final voting results of the Company’s Annual Meeting of Stockholders held on August 2, 2017 (the “Annual Meeting”).  The sole purpose of this amendment is to disclose, as required by SEC regulations, the Company’s decision regarding the frequency of future stockholder advisory votes on the compensation of its Named Executive Officers.  Except as set forth herein, no modifications have been made to information contained in the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d) Frequency of Stockholder Votes on Executive Compensation.  As reported in the Original Form 8-K, at the Annual Meeting, in accordance with the recommendation of the Board of the Directors, the Company’s stockholders recommended, by advisory vote, a one-year frequency of future advisory votes on executive compensation.  In accordance with these results and its previous recommendation, the Board of Directors determined that future advisory votes on executive compensation will be held every year until the next required advisory vote on the frequency of stockholder votes on the compensation of named executive officers, which the Company expects to hold no later than its 2023 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: November 13, 2017	By:	/s/ Timothy J. Knapp
Timothy J. Knapp Senior Vice President, General Counsel and Corporate Secretary

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